EXHIBIT 8.2

[Form of Opinion]

[Jones Day Letterhead]

[●], 2021

Altabancorp

1 East Main Street

American Fork, UT 84003

Ladies and Gentlemen:

We have acted as counsel to Altabancorp, a Utah corporation (“AB”), in connection with the preparation and execution of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 18, 2021, by and among Glacier Bancorp, Inc., a Montana corporation (“Glacier”), Glacier Bank, a Montana corporation and wholly-owned subsidiary of Glacier, AB, and Altabank, a Utah corporation and wholly-owned subsidiary of AB.

Pursuant to the Merger Agreement, AB will merge with and into Glacier, with Glacier surviving (the “Merger”). The Merger and certain other related transactions and matters contemplated by the Merger Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Glacier, which includes the proxy statement / prospectus relating to the Merger (the “Proxy Statement/Prospectus”).

In providing our opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, information, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated by the Registration Statement (including the Proxy Statement/Prospectus), and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach, or amendment thereof, (ii) the continuing truth and accuracy at all times through the effective time of the Merger, and thereafter as relevant, of the statements, representations and warranties made by AB, Altabank, Glacier, and Glacier Bank in the Merger Agreement and the Registration Statement (including the Proxy Statement/Prospectus), (iii) that the parties to the Merger Agreement have complied with and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement (and any amendment thereto), (iv) that the representations, covenants, and undertakings of AB and Altabank, on the one hand, and Glacier and Glacier Bank, on the other, set forth and described in their respective letters (the “Representation Letters”), each dated as of the date hereof and delivered to us for purposes of providing this opinion, are and will continue to be up to and through the effective time of the Merger, and thereafter as relevant, true, correct, complete, and complied with in all respects, and (v) that any such statements, representations or warranties made “to the knowledge”

Altabancorp

[●], 2021

or based on the belief or intention of any person or similarly qualified are true and accurate as of the date hereof, and will continue to be true and accurate at all times through, and thereafter as relevant, the effective time of the Merger, without such qualification. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due and valid execution and delivery are a prerequisite to the effectiveness thereof. In the event that any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied (including, but not limited to, the Representation Letters) is untrue, incorrect, incomplete, or not complied with in all respects, our opinion may be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Merger Agreement, the Representation Letters, and the Registration Statement, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger to AB Shareholders,” to the extent constituting matters of U.S. federal income tax law or legal conclusions with respect thereto, constitutes our opinion regarding such material U.S. federal income tax consequences of the Merger.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. This opinion does not address the various U.S. state or local, non-U.S., or non-income tax consequences that may result from the Merger or the other transactions or matters contemplated by the Merger Agreement and does not address any U.S. federal income tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal income tax consequences of the Merger or other transactions contemplated by the Merger Agreement, except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion is furnished to you solely in connection with the Registration Statement and is not to be relied upon for any other purpose without our prior written consent.

This opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, published announcements, administrative interpretations, and court decisions, each as in effect as of the date hereof. These authorities are subject to change, which could be retroactive, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed above. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to the conclusion set forth above.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration

Altabancorp

[●], 2021

Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,